UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pursuant to an Agreement and Plan of Merger, dated July 2, 2007, as amended (the “Merger Agreement”), between Washington Federal, Inc. (“Washington Federal”) and First Mutual Bancshares, Inc. (“First Mutual”), First Mutual will merge with and into Washington Federal (the “Merger”). Under the terms of the Agreement, if the average closing price of Washington Federal’s common stock during the 10 trading day period ending with the close of business on the fifth business day prior to closing of the Merger (“pricing period”) is less than $22.75, then Washington Federal, in its sole discretion, may elect to pay all cash to stockholders of First Mutual for their shares of First Mutual common stock, regardless of their election to receive cash or stock consideration. As previously disclosed, the Merger is scheduled to close on February 1, 2008, therefore, the pricing period ended on January 25, 2008. The average closing price for Washington Federal’s common stock during the pricing period was below $22.75.

Washington Federal has elected to pay all cash consideration to the stockholders of First Mutual for their shares of First Mutual common stock. Based on the current number of shares of First Mutual common stock outstanding, First Mutual stockholders will receive $26.8359 in cash for each share of First Mutual common stock owned. Mellon Investor Services, the exchange agent for the Merger, will mail the cash consideration to the First Mutual stockholders who have surrendered their shares of First Mutual stock shortly after the closing of the Merger.

Additional Information About the Washington Federal – First Mutual Transaction

First Mutual stockholders are urged to read the proxy statement/prospectus regarding the proposed merger of Washington Federal and First Mutual, which was first mailed to First Mutual stockholders on or about September 10, 2007, because it contains important information. They may obtain a free copy of the proxy statement/prospectus and other related documents filed by Washington Federal and First Mutual with the Securities and Exchange Commission (“SEC”) at the SEC’s Web site at www.sec.gov. The proxy statement/prospectus and the other documents also may be obtained for free by accessing Washington Federal’s Web site at www.washingtonfederal.com or by accessing First Mutual’s Web site at www.firstmutual.com.

Forward-looking Statements

Statements contained herein that are not historical facts should be considered forward-looking statements with respect to Washington Federal or First Mutual. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, matters related to the proposed transaction between Washington Federal and First Mutual (including, among others, risks related to integration issues and cost and revenue synergies) and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Washington Federal undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2008	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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